                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------



     NOW COME Barry R. Gorsun ("Executive") and Summa Four, Inc. ("Company"), parties to an Employment Agreement dated November 16, 1996, and in consideration of the mutual covenants and conditions contained herein, amend said Agreement as follows:

     1. By deleting from the first sentence of Section 4 the following . . . "and will extend the exercise period for the options to one year from the Retirement Date."

     2. By adding a new paragraph to the end of Section 7 as follows:

          "Additionally the Company will make available to Executive prior to his Retirement Date, loan(s) not to exceed a total of $500,000 to assist the Executive in exercising his options. The loan(s) will be for (a) the amount of his increased tax obligations incurred as a result of exercising his non-qualified stock options due to expire July 22, 1997 and (b) the amount of the purchase price plus any alternative minimum tax occassioned by exercising his incentive stock options priced at $2.57 per share. Also the Company extends to July 25, 1996 the time period for Executive to exercise employee stock options issued July 22, 1994 and August 23, 1994."

     3. In all other respects, said Employment Agreement shall remain in full force and effect.

                                        SUMMA FOUR, INC.


DATED: June 12, 1997                    By: /s/ E. L. Brown
                                            ------------------------------------


                                        /s/ Barry R. Gorsun
                                        ----------------------------------------
                                        BARRY R. GORSUN

                         AMENDMENT TO OPTION AGREEMENTS
                         ------------------------------

     NOW COME Summa Four, Inc. (the "Company") and Barry R. Gorsun ("Gorsun"), parties to certain Incentive Stock Option Agreements dated July 22, 1994 and August 23, 1994 (the "Agreements") and agree as follows:

     WHEREAS pursuant to the terms of an Employment Agreement between Gorsun, the Company agreed to accelerate the vesting of unvested employee stock options upon Gorsun's retirement.

     WHEREAS pursuant to a vote at the Board of Directors Meeting on June 12, 1997, the Company agreed to extend the period of time for Gorsun to exercise his options pursuant to the Agreements to July 25, 1998.

     NOW THEREFORE the Company and Gorsun agree as follows:

     1. The Agreements are amended to accelerate the vesting schedules and all unvested options are fully vested as of July 25, 1997.

     2. The period for Gorsun to exercise the options under the Agreements is hereby extended to July 25, 1998.

     3. In all other respects, the Agreements remain in full force and effect.

     WITNESS the signatures of the parties or their authorized agents this 12th day of June, 1997.


                                        SUMMA FOUR, INC.



DATED: June 12, 1997                    By: /s/ E. L. Brown
                                            ------------------------------------


                                        /s/ Barry R. Gorsun
                                        ----------------------------------------
                                        BARRY R. GORSUN